FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported):  December 21, 2005

                           BAYWOOD INTERNATIONAL, INC.

             (Exact Name or Registrant as Specified in Its Charter)

           Nevada                   000-22024             77-0125664

(State or Other Jurisdiction       (Commission          (IRS Employer

     of Incorporation)             File Number)       Identification No.)

              14950 North 83rd Place, Suite 1, Scottsdale, Arizona

                                      85260

                    (Address of Principal Executive Offices)

                                   (Zip Code)

       Registrant's telephone number, including area code:  (480) 951-3956

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 - Entry into a Material Definitive Agreement
            ------------------------------------------

     On August 9, 2005, the Company received a demand letter on behalf of Dr. Francis Choi ("Dr. Choi"), the Company's single largest shareholder, for the redemption of his Class E Preferred Stock. The redemption amount of this Class E Preferred Stock is $800,000. On December 19, 2005, Dr. Choi and the Company reached an agreement to compromise amounts claimed by one or another of them, to end all relationships between them as shareholder (and/or creditor), on the one hand, and issuer (and/or debtor), on the other hand. Under this agreement, the Company agreed to make an immediate cash payment to Dr. Choi of $350,000 and to pay Dr. Choi an additional $150,000 at the earlier of such time as the Company
(i) achieves a positive stockholders' equity measured as of the last day of each fiscal quarter and as reflected on a balance sheet prepared in accordance with accounting principles generally accepted in the United States or (ii) sells, in one or more related transactions, all or substantially all of its assets or Baywood shall merge with another entity and Baywood shall not be the entity that survives such merger. As of September 30, 2005, the Company's balance sheet reflected a total stockholders' deficit of $(3,388,184).

     Contemporaneous with such payment, Dr. Choi agreed to assign, transfer, convey and deliver to the Company (1) 800,000 shares of Class E preferred stock, with stated value of $800,000; (2) 5,625 shares of Class F preferred stock, with a stated value of $450,000; and (3) 7,301,587 shares of common stock in certificated form. In addition, Dr. Choi agreed not to claim payment for any related dividends or interest.

     Furthermore, both Dr. Choi and the Company agreed to a full mutual release of liability from any and all current and future claims or obligations.

Item 3.02 - Unregistered Sales of Equity Securities
            ---------------------------------------

     On December 15, 2005, Baywood International, Inc.'s Board of Directors authorized the issuance of 350,000 shares of Series H Preferred Stock. The Series H Preferred Stock has a par and face value of $1.00 per share. The Series H Preferred Stock was sold to a group of accredited investors for proceeds of $350,000.

Item 3.03 - Material Modification to Rights of Security Holders
            ---------------------------------------------------

     Baywood International, Inc.'s Board of Directors adopted a resolution establishing a Series H Preferred Stock on December 15, 2005. A Certificate of Designation of Preferences and Rights of Series H Preferred Stock will be filed with the Secretary of State of Nevada.

     The certificate designates 350,000 shares of Series H Preferred Stock with a par value and face value of $1.00 per share. Each share of Series H Preferred Stock has a liquidation preference of 200% of face value before any payment or distribution is made to the holders of Common Stock, any previous series of the Company's preferred stock or any series or class of the Company's stock hereafter issued that ranks junior as to liquidation rights to the Series H Preferred Stock in the event of liquidation of the Company. The Series H Preferred Stock is convertible into common stock of the Company. Each share of Series H Preferred Stock is entitled to that number of votes equal to the number of shares of common stock into which such share is then convertible and shall be entitled to vote on any matters brought to a vote of the common stock shareholders.


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
                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BAYWOOD INTERNATIONAL, INC.

Dated: December 21, 2005                  /s/ Neil Reithinger
                                          -------------------

                                          Neil Reithinger

                                          President, Chief Executive Officer and

                                          Principal Accounting Officer


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